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                                                                     EXHIBIT 5.1


                             ANDREWS & KURTH L.L.P.
                           4200 Texas Commerce Tower
                              Houston, Texas 77002


                               September 11, 1995

USA Waste Services, Inc.
5000 Quorum Drive, Suite 300
Dallas, Texas 75240

Ladies and Gentlemen:

         We have acted as counsel for USA Waste Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of an aggregate of 5,137,500 shares (the "Firm Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") to be offered by the several underwriters represented by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Morgan Grenfell/C. J. Lawrence Inc. and Smith Barney Inc. (collectively, the "Underwriters"). The Firm Shares consist of 5,000,000 shares being offered by the Company (the "Company Shares") and 137,500 shares being offered by the selling stockholders (the "Selling Stockholder Shares"). As described in the Registration Statement, the Company is also registering an additional 770,625 shares of Common Stock which may be sold to the Underwriters pursuant to an over-allotment option (the "Additional Shares").

         In so acting, we have examined a copy of the Registration Statement, copies of the Company's certificate of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based on our examination as aforesaid and subject to the assumptions and limitations herein set forth, we are of the opinion that (i) upon the issuance by the Company of the Company Shares and the Additional Shares, if
any, to the Underwriters and payment therefor as described in the Registration Statement, such shares will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares to be sold to the Underwriters as described in the Registration Statement are validly issued, fully paid and non-assessable.
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         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are concerned.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the use our firm name under the caption "Legal Matters" therein.

                                                    Very truly yours,





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